Exhibit 10.12

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made as February 21, 2012 (the “Effective Date”), by and between Nevada Property 1 LLC (“Company”), and Ronald G. Eidell (the “Consultant”).

Facts:

Company desires Consultant to provide certain services for Company; and

The Consultant is willing to perform such services for Company as an independent contractor;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, Company and the Consultant agree:

1. Term. The term of this Agreement is the period commencing on the Effective Date, and ending on May 21, 2012 (the “Term”), which Term may be extended by Company on a month-to-month basis with prior written notice. Notwithstanding the foregoing, the Agreement may be terminated by either party at any time after the initial ninety (90) day term described above, upon fifteen (15) days’ prior written notice.

2. Consulting Services.

(a) During the Term, the Consultant shall assume the role of Interim Chief Financial Officer (“CFO”) on an interim basis only, and perform the duties (on a full-time basis) commensurate with said role, as more particularly described in the scope of work attached hereto as Exhibit “A” (the “Services”). In performing the Services, the Consultant will report directly to the Chief Executive Officer of Company.

(b) The Consultant acknowledges that he does not have any restrictions that would prevent him from performing the Services contemplated by this Agreement.

(c) Except as otherwise provided in this Agreement, any information developed under this Agreement shall be the exclusive property of Company.

3. Consulting Fee. In consideration of the Services to be performed by Consultant during the Term, Company shall pay Consultant Thirty Three Thousand Three Hundred Thirty Three and 00/100 Dollars ($33,333.00) for each month (the “Fee”) the Services are actually performed, pro-rated for any partial months. Consultant’s Fee shall be paid in arrears on a bi-weekly basis by Company, without invoice, via direct deposit to Consultant’s bank account as he shall direct in writing. The Fee shall constitute full payment to the Consultant for the Services provided to Company pursuant to the terms of this Agreement during the Term.

4. Conflict of Interest Prohibited. It is understood that until this Agreement expires or is terminated by either party hereto, the Consultant may not without the written consent of Fabrizio Campelli or Enrico Sanna or any of their successors acting on behalf of Company, consult for, work for, or serve on the Board of Directors of Company for another person or entity that has publicly expressed its intent to operate or does operate a casino/hotel facility within a 25-mile radius of The Cosmopolitan of Las Vegas. Such written consent shall not be unreasonably withheld.

5. Proprietary Information. The Consultant acknowledges that in order to perform the Services, it may be necessary for Company to disclose to Consultant certain Trade Secret(s) that have been developed by Company at great expense and that have required considerable effort of skilled professionals. The Consultant agrees that he shall not disclose, transfer, use, copy, or allow access to any such Trade Secrets to any third parties and will enjoin the Consultant’s employees or agents from using or disclosing such information, except as duly authorized in the conduct of Company’s business. The Consultant agrees that such data or information shall be used by Consultant solely for the purpose of performing Services for Company and not for the benefit of any other person or entity whatsoever. As used in this Agreement the term “Trade Secret(s)” shall mean any scientific or technical data, information, design, process, procedure, formula, or improvement that is owned by Company and is commercially valuable to Company and not generally known in the industry. Company on its behalf and on behalf of the Company acknowledges that Consultant owns and has created or acquired, and may employ, modify, create or acquire, methodologies, trade secrets, know-how, and other forms of intellectual property (collectively, the “Consultant IP”). If Consultant utilizes Consultant IP in performing Services under this Consulting Agreement, such Consultant IP will remain property of Consultant, and Consultant shall not be limited in any way from using such property in any way, including its use in other engagements with Consultant’s other clients. The rights and obligations set forth in this Section shall survive the termination of this Agreement.

6. Confidential Information. The Consultant agrees to keep secret and retain in the strictest confidence all confidential matters which relate to Company, its subsidiaries and affiliates, including, without limitation, customer lists, client lists, trade secrets and other business affairs of Company, its subsidiaries and affiliates learned by him from Company or any such subsidiary or affiliate (the “Confidential Information”), and not to disclose any such Confidential Information to anyone outside Company or any of its subsidiaries or affiliates, whether during or after the Term of this Agreement, except (i) as such disclosure may be required or appropriate in connection with its work as a consultant to Company or (ii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order it to divulge, disclose or make accessible such information. The Consultant agrees, to the extent practicable, to give Company advance written notice of any disclosure pursuant to clause (ii) of the preceding sentence and to cooperate with any reasonable efforts by Company to limit the extent of such disclosure.

7. Independent Contractor. Consultant warrants and represents that he has the requisite knowledge and experience to perform the Services contemplated by this Agreement. Consultant agrees that he can perform such Services without significant supervision by Company. Except as permitted by Company in writing, Consultant may not delegate any of his duties or responsibilities under this Agreement. All employees and agents furnished, used, retained or hired by or on behalf of Consultant are, and shall be considered, employees or agents of Consultant. Consultant assumes sole and full responsibility for their acts. Consultant shall at all times during the Term of this Agreement maintain such supervision, direction and control over his employees and agents as is consistent with and necessary to preserve its independent contractor status.

8. Consultant Benefits and Compensation. Consultant shall be solely responsible for the payment to itself, its employees and agents (if any) of the salaries and/or other compensation and matters relating thereto (including, if applicable, the withholding and/or payment of all Federal, State and local income, unemployment, social security and other payroll taxes), workers’ compensation, disability benefits, and all such additional legal requirements of like nature applicable to such Consultant. Consultant shall provide to Company all such assurances and evidence of Consultant’s compliance with this Section as Company may reasonably request. Compensation provided by Company to Consultant hereunder is not intended to and does not constitute “wages” for purposes of federal, state or local withholding taxes, social security payments, insurance contributions, unemployment taxes or otherwise. Consistent with this Agreement and Consultant’s status as an independent contractor, Consultant shall not permit its Consultants, employees or agents (if any) to hold themselves out as, nor claim to be, officers or employees of Company, nor to make claims, demands or applications to any right or privilege applicable to any officer or employee of Company. Consultant agrees that he, his consultants, employees or agents (if any) are not eligible for Company benefits. Notwithstanding anything to the contrary contained in this Section, officers of Consultant will be entitled to indicate to third parties that they are acting pursuant to an exclusive consulting arrangement with Company and business cards, resumes, and similar business materials used by the Consultant may contain a statement that it is a consultant for Company. Provided that Company shall have paid Consultant all amounts payable hereunder and payable under any other agreement between Consultant and Company and, if not, such amounts have not been withheld unreasonably, Consultant shall indemnify and hold Company harmless from any liabilities, losses, costs, damages and expenses (including reasonable fees and disbursements of counsel selected by or incurred by Company) arising from claims against Company for benefits and/or compensation payable by Consultant to his consultants, agents and employees or as a result of Consultant’s failure to withhold the taxes referenced in this Section or failure of Consultant to comply with or adhere to all applicable federal, state and local laws. Consultant shall be reimbursed for reasonable travel, lodging (at The Cosmopolitan) and meals when performing the Services during the Term, in all cases in compliance with Company’s Consultant’s Travel Policy, attached hereto as Exhibit “B.”

9. Means and Methods. The Consultant agrees to furnish the Services as an independent contractor using the Consultant’s own means and methods, which remains the property of the Consultant.

10. Assignment of Work Product. The Consultant hereby assigns Company the entire right, title, and interest throughout the entire world in and to all work performed, writing(s), formula(s), design(s), model(s), drawing(s), photograph(s) and invention(s) made, conceived, or reduced to practice or authorized by the Consultant, either solely or jointly with others, in providing the Services to Company under this Agreement or with the use of information, materials, or facilities of Company received or used by the Consultant during the Term. The

Consultant shall promptly disclose all work(s), writing(s), formula(s), design(s), model(s), drawing(s), photograph(s) and other invention(s) made, conceived, or reduced to practice or authorized by the Consultant in the course of providing Services to Company under this Agreement. The Consultant shall sign, execute, and acknowledge or cause to be signed, executed or acknowledged without cost, but at the expense of Company, any and all documents and to perform such acts as may be reasonably necessary, useful, or convenient for the purpose of securing to Company or its nominees, patent, trademark, or copyright protection throughout the world upon all such writing(s), formula(s), design(s), model(s), drawing(s), photograph(s), design invention(s), title to which Company may acquire in accordance with the provisions of this Section.

11. Indemnification. In accordance with the terms and subject to the conditions set forth in the organizational documents of Company, Company agrees to defend, indemnify and hold Consultant harmless from and against any and all claims, demands, actions, suits, damages, liability of any nature and expenses (including, but not limited to, legal fees and costs of defense) arising out of, connected with, related to the Services contemplated herein. Company will include Consultant as a named insured the same as Company’s other officers and directors and provide written proof that Consultant has been added or is included as an insured upon Consultant’s request. In this regard Consultant agrees, with respect to all claims made against him for which he has a right of indemnification, to provide Company with reasonable notice of such claims and to permit Company to participate in the defense of such claims, or, at Company’s option, assume the defense of such claims. Notwithstanding the foregoing, this obligation of indemnification shall not apply to any claim to the extent it is based upon Consultant’s material breach of this Agreement, the terms of the operating agreement of Company that are made known to Consultant in writing by Company, or any of his directors, officers or employees, or Consultant’s intentional misuse, misappropriation or infringement of a Proprietary Right.

12. Governing Law. This Agreement is governed by, and is to be construed and enforced in accordance with, the laws of the State of Nevada, without reference to principles of conflict of laws. If, under such laws, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; and the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion of this agreement. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LAWSUIT, PROCEEDING OR ACTION TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS CONSULTING AGREEMENT AND AGREES THAT ANY SUCH LAWSUIT, PROCEEDING OR ACTION WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE DISTRICT COURT OF CLARK COUNTY, NEVADA (OR, IF THERE IS EXCLUSIVE FEDERAL JURISDICTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEVADA, SOUTHERN DIVISION) SHALL HAVE EXCLUSIVE JURISDICTION AND VENUE OVER ANY DISPUTE ARISING OUT OF OR RELATING TO THIS CONSULTING AGREEMENT, AND EACH PARTY HEREBY CONSENTS TO THE JURISDICTION AND VENUE OF SUCH COURT.

13. Notices. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person or twenty-four (24) hours after deposit thereof in the U.S. mails, postage prepaid, for delivery as registered or certified mail or via courier service (i.e. Federal Express) addressed as follows:

If to the Consultant:	Ronald G. Eidell
323 West Jones St., #207
Savannah, GA 31401
reidell@att.net

If to Company:

Nevada Property 1 LLC
3708 Las Vegas Boulevard South
Las Vegas, NV 891 09
Attention: Chief Executive Officer

Copy to: General Counsel

or to such other address as Company and the Consultant may designate in writing at any time or from time to time to the other party. In lieu of personal notice or notice by deposit in the U.S. mail, a party may give notice by e-mail or facsimile transmission with confirmation of receipt.

14. Miscellaneous. This Agreement constitutes the entire understanding between Company and the Consultant relating to the Services to be rendered by the Consultant to Company and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement may be amended only by a subsequent written agreement signed by Consultant and Company. This Agreement shall be binding upon and shall inure to the benefit of the Consultant and his successors and shall be binding upon and shall inure to the benefit of Company and its successors.

15. Continuing Obligations. Without limitation, the Consultant’s obligations pursuant to Sections 5, 6, 10 and 11 of this Agreement shall continue in perpetuity.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the year and day first above written.

NEVADA PROPERTY 1 LLC	RONALD G. EIDELL

By:

Its:

By:

Its:

EXHIBIT A

Responsibilities and Objectives For Interim Chief Financial Officer Role

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Organizational Responsibilities: Oversee and provide leadership and direction to the following functional areas: Operational Finance, Corporate Controller, Finance, Supply Chain, and Business Planning. Oversee preparation of all financial reporting for the Company, including management reports, Board reporting and regulatory (i.e. SEC and Gaming Control Board) financial reporting.

•	Peoples and Processes: Conduct an overall review and evaluation of the personnel and internal processes and procedures within the above-described departments, and make recommendations regarding same.

•

Permanent CFO Sourcing and Transition: Participate in the sourcing, evaluation and selection of the permanent CFO. Design and document a detailed transition plan for the incoming permanent CFO, and closely partner with that individual as needed.

•

Senior Management Team Responsibilities: Participate as a senior leader with John Unwin and his team, including Board meeting preparation and participation, Board committees, including without limitation the Audit Committee, as well as applicable management meetings, all as directed by the CEO.

•

Third-Party Communications: As a senior leader, Consultant shall have the right to help draft, review, and approve any communications to third-parties, including without limitation, governmental regulatory agencies, when such communications are about Consultant or Consultant’s Organizational Responsibilities, and before such communications are released to third-parties.

EXHIBIT B

Consultant’s Travel Policy

Recognizing that the Consulting Agreement will require Consultant to temporarily reside in Las Vegas, the following procedures, mutually agreed to, will apply to the assignment.

1. At least one week in advance, Consultant will advise the CEO (as well as his Executive Assistant) of Consultant’s planned travel schedule. That plan will consider meeting dates, filing dates, etc—and will likely reflect periods when Consultant will be in Las Vegas for two weeks or longer. Company will reimburse Consultant for reasonable air travel costs.

2. Consultant will stay in The Cosmopolitan during his time in Las Vegas.

3. Company will provide transportation between the hotel and airport (to and from), the cost of which will be charged to Consultant’s room account.

4. Consultant’s meals will be charged to his room account when he is in Las Vegas. Offsite or other business related meals will be governed by the Company’s usual expense policies.

5. The costs/daily fees to use the hotel’s Fitness Centers will be charged to the room account.

6. If Consultant is on site for than five consecutive days, as per the planned travel schedule, and requires laundry or dry cleaning services, such associated expenses will be charged to the room account.

7. Company will provide a room account to which the items noted above will be charged and zeroed out to a designated general ledger account each time the consultant leaves to return home. A new account will be opened upon Consultant’s return. All charges to the room account provided for in this Agreement are the responsibility of Company.